UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2024
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
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DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2024, Adam Mikkelson notified the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) of his decision to resign from the Board and all committees thereof, effective as of February 29, 2024. His resignation was solely for personal reasons and not due to any disagreement with Masimo on any matter relating to Masimo’s operations, policies, or practices. Mr. Mikkelson has served on the Board since October 2016, and Masimo wishes to thank Mr. Mikkelson for his contributions and service to Masimo over the years.
In addition to being a member of the Board, Mr. Mikkelson currently serves as the Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee of the Board. Craig Reynolds has been appointed as the Chair of the Audit Committee, effective February 29, 2024, and Bob Chapek was appointed as a member of the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee, effective immediately.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: February 15, 2024	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)